UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2007

Transdel Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-135970	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 Executive Square, Suite 460 La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 457-5300

300 Park Avenue, Suite 1700 New York, NY 10022
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

TRANSDEL PHARMACEUTICALS, INC.

Item 1.01 Entry into a Material Definitive Agreement

The Merger

On September 17, 2007, Transdel Pharmaceuticals, Inc., a Delaware corporation (“Transdel”), entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) by and among Transdel, Trans-Pharma Corporation, a privately held Nevada corporation (“Trans-Pharma”), and Trans-Pharma Acquisition Corp., a newly formed, wholly-owned Delaware subsidiary of Transdel (“Acquisition Sub”). Upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged with and into Trans-Pharma, and Trans-Pharma, as the surviving corporation, became a wholly-owned subsidiary of Transdel.

For a description of the terms of the Merger Agreement and the Merger, see the descriptions thereof in Item 2.01 below, which disclosure is incorporated herein by reference.

Prior to the announcement by Transdel relating to the possibility of entering into the Merger, there were no material relationships between Transdel or Trans-Pharma, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Item 2.01 Completion of Acquisition or Disposition of Assets

Merger

The Merger. On September 17, 2007, Transdel entered into the Merger Agreement with Trans-Pharma and Acquisition Sub. Upon closing of the Merger on September 17, 2007, Acquisition Sub was merged with and into Trans-Pharma, and Trans-Pharma became a wholly-owned subsidiary of Transdel.

Pursuant to the terms and conditions of the Merger Agreement:

•
At the closing of the Merger, each share of Trans-Pharma’s common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive 0.15625 of one share of Transdel’s common stock. An aggregate of 8,000,000 shares of Transdel’s common stock, which includes 195,313 shares of restricted stock which are subject to forfeiture, were issued to the holders of Trans-Pharma’s common stock.

•
Immediately following the closing of the Merger, $1.5 million of convertible notes of Trans-Pharma (the “Notes”), plus all unpaid accrued interest, were assumed by Transdel and subsequently converted into 1,530,177 shares of Transdel’s common stock.

•
Immediately following the closing of the Merger, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, Transdel transferred all of its pre-Merger assets and liabilities to its wholly-owned subsidiary, Bywater Resources Holdings, Inc. (“SplitCo”). Thereafter pursuant to a Split-Off Agreement, Transdel transferred all of its outstanding capital stock of SplitCo to a major stockholder of Transdel in exchange for cancellation of 5,550,007 shares of Transdel’s common stock held by such stockholder (the “Split-Off”), which left 1,849,993 shares of Transdel’s common stock held by existing stockholders of Transdel. These shares constituted the part of Transdel’s “public float” prior to the Merger that will continue to represent the shares of Transdel’s common stock eligible for resale without further registration by the holders thereof.

•
In connection with the closing of the Merger, Transdel issued approximately 40.9 units in a private placement (the “Private Placement”), consisting of an aggregate of 2,046,834 shares of Transdel’s common stock and five-year warrants to purchase an aggregate of an additional 511,708 shares of common stock at an initial cash exercise price of $4.00 per share and an initial cashless exercise price of $5.00 per share, at $100,000 per unit.

•
Upon the closing of the Merger, Rolf Harms resigned as the sole officer and director of Transdel and simultaneously therewith a new board of directors was appointed. The new board of directors consists of the two current members of the board of directors of Trans-Pharma, Juliet Singh, Ph.D. and Jeffrey J. Abrams, M.D.

•	Each of Transdel, Trans-Pharma and Acquisition Sub provided customary representations and warranties, pre-closing covenants and closing conditions in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Following (i) the closing of the Merger, (ii) the closing of the Private Placement, (iii) the conversion of the Notes and (iv) Transdel’s cancellation of 5,550,007 shares in the Split-off, there were 13,427,004 shares of Transdel’s common stock issued and outstanding. Approximately 59.6% of such issued and outstanding shares are held by the former stockholders of Trans-Pharma, approximately 15.2% is held by the investors in the Private Placement, approximately 13.8% is held by the pre-Merger stockholders of Transdel and approximately 11.4% is held by the former holders of the Notes.

Neither Transdel nor Trans-Pharma had any options or warrants to purchase shares of capital stock outstanding immediately prior to the closing of the Merger. However, immediately prior the Merger, Transdel adopted an equity incentive plan and reserved 1,500,000 shares for issuance as incentive awards to officers, directors, employees and other qualified persons and following the Merger Transdel issued options to purchase an aggregate of 600,000 shares of Transdel’s common stock under such plan to Juliet Singh, Ph.D., Balbir Brar, D.V.M., Ph.D., John T. Lomoro, Jeffrey J. Abrams, M.D. and Ysabella Fernando.

The shares of Transdel’s common stock issued to former holders of Trans-Pharma’s capital stock in connection with the Merger, and the shares of Transdel’s common stock and warrants issued in the Private Placement, were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempt transactions by an issuer not involving a public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

As of the date of the Merger Agreement there were no material relationships between Transdel or any of its affiliates and Trans-Pharma, other than in respect of the Merger Agreement.

Changes Resulting from the Merger. Transdel intends to carry on Trans-Pharma’s business as its sole line of business. Transdel has relocated its executive offices to 4225 Executive Square, Suite 460, La Jolla, California 92037 and its telephone number is (858) 457-5300.

The Merger and its related transactions were approved by the holders of a requisite number of shares of Trans-Pharma’s capital stock pursuant to a written consent dated as of September 17, 2007. Under Nevada corporate law, Trans-Pharma’s stockholders who did not vote in favor of the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that Trans-Pharma pay them the fair value of their shares. Determination of fair value is based on many relevant factors, except that a court may disregard any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger. As of September 19, 2007, no holders of shares of Trans-Pharma’s common stock had indicated their intention to seek appraisal of their shares.

Changes to the Board of Directors and Executive Officers. Upon the closing of the Merger, the then-current sole officer and director of Transdel resigned and was replaced by new officers and directors. Immediately following the closing of the Merger, Transdel’s board of directors was reconstituted to consist of Juliet Singh, Ph.D. and Jeffrey J. Abrams, M.D. Following the Merger, Transdel’s officers consisted of the officers of Trans-Pharma immediately prior to the Merger.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment. The Merger is being accounted for as a reverse-merger and recapitalization of Trans-Pharma for financial reporting purposes. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of Trans-Pharma and will be recorded at the historical cost basis of Trans-Pharma, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Transdel and Trans-Pharma, historical operations of Trans-Pharma and operations of Transdel from the closing date of the Merger.

Tax Treatment; Small Business Issuer. The Split-Off will result in taxable income to Transdel in an amount equal to the difference between the fair market value of the assets transferred and Transdel’s tax basis in the assets. Any gain recognized, to the extent not offset by Transdel’s net operating losses carry-forwards, if any, will be subject to federal income tax at regular corporate income tax rates.

Transdel will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

Description of Our Company

Transdel was incorporated in Delaware in January 2006 in order to conduct mineral exploration activities. Immediately following the Merger, the existing assets and liabilities of Transdel were disposed of pursuant to the Split-Off.

Trans-Pharma was formed in Nevada on July 24, 1998 as a specialty pharmaceutical company focused on the development and commercialization of topically administered medications.

After the Merger, Transdel succeeded to the business of Trans-Pharma as its sole line of business.

Description of Our Business

As used in this Current Report on Form 8-K, all references to “we,” “our” and “us” for periods prior to the closing of the Merger refer to Trans-Pharma and for periods subsequent to the closing of the Merger refer to Transdel and its subsidiaries.

Company Overview

We are a specialty pharmaceutical company focused on the development and commercialization of topically administered medications. Our lead topical drug candidate, Ketotransdel™, utilizes our proprietary Transdel™ cream formulation to facilitate the passage of ketoprofen, a non-steroidal anti-inflammatory drug (“NSAID”), through the epidermis and into underlying tissues. Ketotransdel™ provides an alternative to the oral administration of cyclooxygenase-2 selective NSAIDs (“COX-2 inhibitors”) and non-selective NSAIDs, which when administered orally are associated with increased risk of adverse cardiovascular events, gastrointestinal and other adverse complications. We successfully completed a Phase 1/2 trial for treating soft tissue pain and soreness in a delayed onset muscle soreness model with Ketotransdel™.

We believe that there is a multi-billion dollar void in the pain management market since the withdrawal of two popular COX-2 inhibitors, Bextra and Vioxx, in 2005 due to the increased risk of adverse cardiovascular events associated with these drugs. In addition, according to IMS Health, sales of Celebrex, the only specific COX-2 inhibitor available in the United States today, have fallen by 50% since 2005. Over-the-counter oral NSAIDs such as ibuprofen, the active ingredient in Advil, Motrin and other pain medications, have also come under scrutiny for increased cardiovascular and gastrointestinal risks. According to the National Center for Health Statistics, there are over 100,000 hospitalizations per year for NSAID related gastrointestinal complications and approximately 16,500 NSAID related deaths annually resulting in over $3 billion per year in additional health care costs. In 2006, the Food and Drug Administration (“FDA”) approved new requirements that professional labeling for all over-the-counter and prescription NSAIDs, including COX-2 inhibitors, include information about the potential cardiovascular and gastrointestinal risks. We believe that these developments have resulted in demand for a potentially safer method of administering NSAIDs.

The transdermal application of NSAIDs using Ketotransdel™ may minimize the cardiovascular, gastrointestinal and other adverse risks associated with oral administration of NSAIDs and COX-2 inhibitors. Transdermal application allows for local delivery of the drug thus bypassing the gastrointestinal tract and reducing systemic exposure to the drug and thereby may result in a decreased risk of cardiovascular, gastrointestinal, liver or kidney complications. Therefore, we believe that Ketotransdel™ is positioned to satisfy a growing demand for safer alternatives to oral NSAIDs and COX-2 inhibitors.

We are also investigating other drug candidates and treatments for transdermal delivery using Transdel™ technology, our proprietary cream formulation, including anesthetics, human hormone replacement and anti-nausea medications. Our patent on the Transdel™ proprietary cream formulation covers the combination of the cream formulation with other active drug ingredients in over 26 therapeutic areas creating an opportunity to develop a number of potential drug candidates. This patent covers composition of matter, methods of manufacture and methods of use of Transdel™.

Ketotransdel™

Ketotransdel™ is a cream formulation comprised of 10% of the NSAID ketoprofen. The formulation is proprietary and efficiently allows the absorption of the drug through the epidermis. This product may be considered for patients with site specific localized pain and who also (i) have a history of gastrointestinal, cardiovascular, kidney or liver problems, (ii) are geriatric or pediatric patients and/or (iii) are patients at risk for drug interactions.

We selected ketoprofen as the active ingredient for Ketotransdel™ for its proven clinical and medical track record for safety and efficacy with low incidences of kidney, liver and skin reactions when administered topically.

Figure 1, the structure of ketoprofen

Clinical results with Ketotransdel™

Protocol

Ketotransdel™ was tested in a double blind, randomized placebo-controlled Phase 1/2 trial at the University of California Medical School, San Diego. The trial tested the efficacy and safety of topical Ketotransdel™ for the treatment of soft tissue pain and soreness in a delayed-onset muscle soreness model. The objectives of the study were to evaluate: (i) the efficacy of Ketotransdel™ on muscle strength compared with a placebo; (ii) the safety of Ketotransdel™ as a topical treatment and (iii) the level of systemic absorption of topical Ketotransdel™. The placebo consisted of the cream without an active pharmaceutical ingredient.

A total of 32 healthy males, ages 18 to 25, were exercised by rigorous knee extension and flexion exercise, isolating the quadriceps muscle, to the point of complete fatigue in both legs. After exercise, and every 8 hours thereafter, test subjects applied either Ketotransdel™ or placebo to the quadriceps area on both legs. The subjects were randomized into four groups, each containing 8 subjects: groups 1 and 2 were a between-subject design, and groups 3 and 4 were a within-subject design (see Table 1). Muscle soreness was evaluated at baseline, 24 and 48 hours by a validated visual analog scale recognized by the FDA for evaluating pain.

Table 1, protocol outline for Ketotransdel’s™ Phase 1 / 2 trial

Serum levels of ketoprofen were quantitated at 24 and 48 hours.

Clinical Results

Muscle soreness at the three time points was analyzed separately for the Between- and Within- Subject designs. The Between-Subject groups (1 and 2) demonstrated a significant therapeutic effect from Ketotransdel™ versus placebo between 24 and 48 hours (* p = 0.0118), as shown in the graphic below.

Figure 2: VAS muscle soreness and pain (Between Subject Group) mean scores ± SE at 0, 24 and 48 hours

Similarly, the Within-Subject groups (groups 3 and 4) showed significantly less muscle soreness in the Ketotransdel™ legs relative to placebo legs (p = 0.0104) between 24 and 48 hours.

Figure 3: VAS muscle soreness and pain (Within Subject Group), mean scores ± SE at 0, 24 and 48 hours

Systemic Absorption

The concentration of ketoprofen in the sera of the test subjects at 24 and 48 hours reached a maximum of 53 ng/mL in subjects administering the drug on both legs and a maximum of 31 ng/mL in those administering Ketotransdel™ on just one leg. For comparison, a 200 mg oral dose of ketoprofen (Oruvail) resulted in a peak serum concentration of 3,400 ng/mL, or roughly 100-fold higher than seen with the Ketotransdel™ transdermal application. We concluded that topical Ketotransdel™ has 1 to 5% of the bioavailability compared to that of oral ketoprofen.

This study demonstrated that Ketotransdel™ provided effective local delivery of ketoprofen to provide statistically significant relief of pain and soreness with minimal systemic exposure to the drug. No adverse reactions to Ketotransdel™ were reported.

Meeting with the FDA

We had a pre-Investigational New Drug (“IND”) application meeting with the FDA in August 2004 to review the results of our Phase 1/2 study and to discuss further requirements for approval of Ketotransdel™. As a result of that meeting, the FDA requested that a limited number of additional non-clinical studies be conducted. At present, the FDA has not raised any significant issues with respect to the specifications or proposed manufacturing process for Ketotransdel™. We expect to file the IND application for Ketotransdel™, containing our proposed Phase 3 clinical studies, prior to initiating our trials. At the 2004 Pre-IND meeting with the FDA, the FDA indicated it is possible that a single Phase 3 clinical trial could be designed to address all or most of the issues raised by the FDA relating to the approval of Ketotransdel™. The expected filing of the Phase 3 submission to the FDA will depend on a variety of factors including but not limited to the completion of the manufacturing process for non clinical/clinical supplies, and potentially the completion of the non clinical studies and the generation of data. Issues or problems encountered in any of these areas may result in delays in the filing of the IND for the Phase 3 trials. Our goal is to file with the FDA by the end of 2007 or beginning of 2008. If no major issues are encountered, we anticipate starting our Phase 3 clinical trials as early as the first or second quarter of 2008. The trials could be completed approximately 6-9 months after the start date.

No assurance can be given that the FDA will agree with our proposed clinical trials or non-clinical studies. The FDA may require that we conduct additional clinical trials and non-clinical studies that we do not presently anticipate conducting or to repeat studies that we have already conducted.

Upon FDA approval of Ketotransdel™ for treatment of soft tissue pain and soreness, we intend to pursue FDA approval of Ketotransdel™ for other indications including osteoarthritis. We believe that the clinical success of Ketotransdel™ will facilitate the use of the Transdel™ delivery technology in other products. During 2008, we will be exploring business opportunities for our other programs using the Transdel™ delivery technology.

Market and Opportunity

We believe that the market for acute pain management to be $2.8 billion a year and the market for chronic pain management to be $3.0 billion per year. Due to the withdrawal of major COX-2 inhibitors and to the recognition of cardiovascular risks associated with systemic NSAIDs, there is currently a multibillion dollar void in these markets. Oral NSAIDs remain one of the most prescribed classes of drugs in the pain management market. Over 30 million people worldwide use prescription and over-the-counter NSAIDs daily. These data are illustrated in Figure 4 below.

Source: IMS Health; IMS National Sales Perspectives, February 2006
Figure 4

However, due to increased understanding of the cardiovascular and gastrointestinal risks associated with NSAIDs, the FDA approved new rules requiring that professional labeling for all prescription and over-the-counter NSAIDs include information on such risks.

We believe that the recognition of the risks associated with oral NSAIDs and COX-2 inhibitors is creating a strong demand for safer methods of administering NSAIDs creating an opportunity for topical pain management products with low risk of cardiovascular and gastrointestinal complications, such as Ketotransdel™, to capture a share of the pain management market. We believe that patients and physicians are seeking safer pain medication alternatives and Ketotransdel™ will be accepted by them.

Potential Future Products

Presently, Ketotransdel™ is our lead clinical product that utilizes our proprietary Transdel™ technology. However, we believe that the clinical success of Ketotransdel™ will facilitate the use of the Transdel™ technology in other products. In addition, applying our Transdel™ technology to approved and established drugs may allow for shorter topical drug candidate development cycles. Table 2 below summarizes other drug candidates for transdermal delivery using Transdel™ technology.

Market	Drug Type	Primary Treatment
Pain Market
Cyclobenzaprine	Anticholergenic	Muscle Spasms
Lidocaine	Anesthetic	Post-Herpetic Neuralgia

Hormone Replacement Market
Testosterone	Male Hormone	Androgen Deficiency (Natural Testosterone, Delayed Puberty, Impotence)
Progesterone	Female Hormone	Regulation of Ovulation and Menstruation
Estradiol	Female Hormone	Menopause; Deficiency in Ovary Function

Anti-Nausea Market
Scopolamine	Alkaloid	Anti-nausea; Sedative
Table 2: Potential future products utilizing Transdel™ technology

The Transdel™ Technology

Transdel™ is our proprietary transdermal cream drug delivery system. Transdel™ is a collection of pluronic lecithin organogels, which form creams that enable transdermal delivery of drugs avoiding first pass metabolism by the liver and systemic exposure. Our U.S. issued patent on the Transdel™ proprietary cream formulation covers the combination of the cream formulation with a number of other active drug ingredients including ketoprofen, steroid hormones, lidocane and others. Transdel™ contains at least two distinct penetration enhancers, which function synergistically to provide for rapid but controllable transport of the medication from the cream into the skin.

Transdel™ has the following properties that make it an ideal vehicle for topical drug administration:

•	biocompatible – it hydrates the skin;
•	enhanced skin penetration – it has a balance of hydrophilic and hydrophobic properties that allow efficient partitioning of drugs into the skin;
•	low toxicity and biodegradable – its components are non-immunogenic and are generally regarded as safe; and
•	thermodynamically stable, insensitive to moisture and resistant to microbial contamination.

Other key features of Transdel™ technology include:

•	rapid and efficient transdermal drug delivery;
•	enables painless administration of medications and avoids stomach irritation;
•	minimizes dermal irritation;
•	considered to be superior to other transdermal delivery preparations due to the synergetic effect of its skin penetration enhancers and carriers;
•	highly flexible – allows the delivery of a wide range of different medications;
•	ease of application, aesthetically acceptable and odorless; and
•	produces patentable new products when combined with established drugs or new drugs.

The Transdel™ drug delivery system has three major components, which, when combined in the proper manner, create a three-dimensional matrix that facilitates dissolution and delivery of a drug through the skin. The Transdel™ drug delivery system has desired skin adherence, spreadability, and cohesiveness for use as a topical agent. The biocompatibility of Transdel™ with human skin, its stability with time, its skin penetrating qualities and its ability to carry large doses of drugs makes it an ideal drug delivery system without subjecting the patient to potential gastrointestinal, kidney, cardiovascular or hepatic toxicities associated with systemic exposure.

Competition

The pharmaceutical industry is highly competitive. Our competitors include manufacturers of prescription and over-the-counter pain relievers including oral NSAIDs and narcotic pain relievers doing business in the United States, including Wyeth Pharmaceuticals, McNeil Consumer Healthcare and Pfizer. Pharmaceutical companies are also developing their own transdermal delivery systems for NSAIDs and other drugs.

In addition to product safety, development and efficacy, other competitive factors in the pharmaceutical market include product quality and price, reputation, service and access to scientific and technical information. It is possible that developments by our competitors will make our products or technologies uncompetitive or obsolete. Because we are smaller than many of our national competitors, we may lack the financial and other resources needed to compete for market share in the pain management sector.

The intensely competitive environment of the pain management products requires an ongoing, extensive search for medical and technological innovations and the ability to market products effectively, including the ability to communicate the effectiveness, safety and value of branded products for their intended uses to healthcare professionals in private practice, group practices and managed care organizations.

Third Party Service Agreements

We contract with various third parties to provide certain critical services including conducting clinical and non-clinical studies, manufacturing, certain research and development activities, medical affairs and certain regulatory activities and financial functions. If for any reason we are unable to maintain our relationships with these third party contractors, this may have a material adverse effect on our business, financial condition and results of operations.

Governmental Regulation

Our ongoing product development activities are subject to extensive and rigorous regulation at both the federal and state levels. Post development, the manufacture, development, testing, packaging, labeling, distribution, sales and marketing of our products will also be subject to extensive regulation. The Federal Food, Drug and Cosmetic Act of 1983, as amended, and other federal and state statutes and regulations govern or influence the testing, manufacture, safety, packaging, labeling, storage, record keeping, approval, advertising, promotion, sale and distribution of pharmaceutical products. Noncompliance with applicable requirements can result in fines, recall or seizure of products, total or partial suspension of production and/or distribution, refusal of the government to enter into supply contracts or to approve New Drug Applications (“NDAs”), civil sanctions and criminal prosecution.

FDA approval is typically required before each dosage form or strength of any new drug can be marketed. Applications for FDA approval must contain information relating to efficacy, safety, toxicity, pharmacokinetics, product formulation, raw material suppliers, stability, manufacturing processes, packaging, labeling, and quality control. The FDA also has the authority to revoke previously granted drug approvals. Product development and approval within this regulatory framework requires a number of years and involves the expenditure of substantial resources.

The current FDA standards of approving new pharmaceutical products are more stringent than those that were applied in the past. Labeling revisions, formulation or manufacturing changes and/or product modifications may be necessary as a result of the FDA’s more stringent requirements. We cannot determine what effect changes in regulations or legal interpretations, when and if promulgated, may have on our business in the future. Changes could, among other things, require expanded or different labeling, the recall or discontinuance of certain products, additional record keeping and expanded documentation of the properties of certain products and scientific substantiation. Such changes, or new legislation, could have a material adverse effect on our business, financial condition and results of operations.

The evolving and complex nature of regulatory requirements, the broad authority and discretion of the FDA and the generally high level of regulatory oversight results in a continuing possibility that from time to time, we will be adversely affected by regulatory actions despite ongoing efforts and commitment to achieve and maintain full compliance with all regulatory requirements.

FDA Approval Process

FDA approval is typically required before any new drug can be marketed. An NDA is a filing submitted to the FDA to obtain approval of new chemical entities and other innovations for which thorough applied research is required to demonstrate safety and effectiveness in use. The NDA must contain complete preclinical and clinical safety and efficacy data or a reference to such data. Since the active pharmaceutical ingredients in our topical drug candidates, such as ketoprofen, have already been approved by the FDA, we are able to file NDAs under section 505(b)(2) of the Hatch-Waxman Act of 1984. Under Section 505(b)(2) we may rely on data from pre-clinical and clinical studies that were not conducted by or for us and for which we have not obtained a right of reference or use from the person by or for whom the investigation was conducted. The FDA has determined that 505(b)(2) NDA may be submitted for products that represent changes from approved drugs in conditions of use, active ingredient(s), route of administration, dosage form, strength, or bioavailability.

A 505(b)(2) applicant must provide the FDA with any additional clinical data necessary to demonstrate the safety and effectiveness of the product with the proposed change(s). Consequently, although duplication of preclinical and certain clinical studies is avoided through the use a 505(b)(2) application, specific studies may be required. Such studies are typically conducted in three sequential phases, although the phases may overlap.

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Phase 1, which frequently begins with the initial introduction of the compound into healthy human subjects prior to introduction into patients, involves testing the product for safety, adverse effects, dosage, tolerance, absorption, metabolism, excretion and other elements of clinical pharmacology.

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Phase 2 typically involves studies in a small sample of the intended patient population to assess the efficacy of the compound for a specific indication, to determine dose tolerance and the optimal dose range as well as to gather additional information relating to safety and potential adverse effects.

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Phase 3 trials are undertaken to further evaluate clinical safety and efficacy in an expanded patient population at typically dispersed study sites, in order to determine the overall risk-benefit ratio of the compound and to provide an adequate basis for product labeling.

Each trial is conducted in accordance with certain standards under protocols that detail the objectives of the study, the parameters to be used to monitor safety, and efficacy criteria to be evaluated. Each protocol must be submitted to the FDA. In some cases, the FDA allows a company to rely on data developed in foreign countries or previously published data, which eliminates the need to independently repeat some or all of the studies.

To the extent that the Section 505(b)(2) NDA is relying on the findings for an already-approved drug, the applicant is required to certify that there are no patents for that drug or that:

•	the patent has expired;

•	the patent has not expired, but will expire on a particular date and approval is sought after patent expiration; or

•	the patent is invalid or will not be infringed by the manufacture, use or sale of the new product.

A certification that the new product will not infringe the already approved product’s patents or that such patents are invalid is called a paragraph IV certification. If the applicant does not challenge the listed patents, the Section 505(b)(2) NDA will not be approved until all the listed patents claiming the referenced product have expired, as well as any additional period of exclusivity.

If the applicant has provided a paragraph IV certification to the FDA, the applicant must also send notice of the paragraph IV certification to the relevant patent holders once the 505(b)(2) NDA has been accepted for filing by the FDA. The patent holders may then initiate a legal challenge to the paragraph IV certification. The filing of a patent infringement lawsuit within 45 days of receipt of a paragraph IV certification automatically prevents the FDA from approving the Section 505(b)(2) NDA until the earliest of 30 months, expiration of the patent, settlement of the lawsuit or a decision in the infringement case that is favorable to the Section 505(b)(2) applicant. Thus, a Section 505(b)(2) applicant may invest a significant amount of time and expense in the development of its products only to be subject to significant delay and patent litigation before its products may be commercialized.

Notwithstanding the approval of many products by the FDA pursuant to Section 505(b)(2), over the last few years, certain brand-name pharmaceutical companies and others have objected to the FDA’s interpretation of Section 505(b)(2). If the FDA changes its interpretation of Section 505(b)(2), this could delay or even prevent the FDA from approving any Section 505(b)(2) NDA that we submit.

As a condition of approval, the FDA or other regulatory authorities may require further studies, including Phase IV post-marketing studies to provide additional data. Other post-marketing studies could be used to gain approval for the use of a product as a treatment for clinical indications other than those for which the product was initially tested. Also, the FDA or other regulatory authorities require post-marketing reporting to monitor the adverse effects of the drug. Results of post-marketing programs may limit or expand the further marketing of the products.

The FDA closely regulates the post-approval marketing and promotion of drugs, including standards and regulations for direct-to-consumer advertising, off-label promotion, industry-sponsored scientific and educational activities and promotional activities involving the Internet. A company can make only those claims relating to safety and efficacy that are approved by the FDA. Failure to comply with these requirements can result in adverse publicity, warning letters, connective advertising and potential civil and criminal penalties. Physicians may prescribe legally available drugs for uses that are not described in the drug's labeling and that differ from those tested by us and approved by the FDA. Such off-label uses are common across medical specialties. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the behavior of physicians in their choice of treatments. The FDA does, however, impose stringent restrictions on manufacturers’ communications regarding off-label use.

In 2005, the FDA asked the manufacturer of Celebrex, as well as all manufacturers of prescription and over-the-counter NSAIDs, to revise the labeling for their products. Manufacturers of NSAIDs are being asked to revise their labeling to provide specific information about the potential risk of cardiovascular events and gastrointestinal risks of their individual products. We are presently analyzing how this pronouncement will effect the labeling of Ketotransdel™.

Quality Assurance Requirements

The FDA enforces regulations to ensure that the methods used in, and facilities and controls used for, the manufacture, processing, packing and holding of drugs conform with current good manufacturing practices (“cGMP”). The cGMP regulations the FDA enforces are comprehensive and cover all aspects of operations, from receipt of raw materials to finished product distribution, insofar as they bear upon whether drugs meet all the identity, strength, quality, purity and safety characteristics required of them. To assure compliance requires a continuous commitment of time, money and effort in all operational areas.

The FDA conducts pre-approval inspections of facilities engaged in the development, manufacture, processing, packing, testing and holding of the drugs subject to NDAs. If the FDA concludes that the facilities to be used do not meet cGMP, good laboratory practices or good clinical practices requirements, it will not approve the NDA. Corrective actions to remedy the deficiencies must be performed and verified in a subsequent inspection. In addition, manufacturers of both pharmaceutical products and active pharmaceutical ingredients used to formulate the drug also ordinarily undergo a pre-approval inspection, although the inspection can be waived when the manufacturer has had a passing cGMP inspection in the immediate past. Failure of any facility to pass a pre-approval inspection will result in delayed approval and would have a material adverse effect on our business, results of operations and financial condition.

The FDA also conducts periodic inspections of facilities to assess their cGMP status. If the FDA were to find serious cGMP non-compliance during such an inspection, it could take regulatory actions that could adversely affect our business, results of operations and financial condition. Imported API and other components needed to manufacture our products could be rejected by United States Customs. In respect to domestic establishments, the FDA could initiate product seizures or request product recalls and seek to enjoin a product’s manufacture and distribution. In certain circumstances, violations could lead to civil penalties and criminal prosecutions. In addition, if the FDA concludes that a company is not in compliance with cGMP requirements, sanctions may be imposed that include preventing the company from receiving the necessary licenses to export its products and classifying the company as an “unacceptable supplier,” thereby disqualifying the company from selling products to federal agencies.

We believe that we and our suppliers and outside manufacturers are currently in compliance with all FDA requirements.

Other FDA Matters

If there are any modifications to an approved drug, including changes in indication, manufacturing process or labeling or a change in a manufacturing facility, an applicant must notify the FDA, and in many cases, approval for such changes must be submitted to the FDA or other regulatory authority. Additionally, the FDA regulates post-approval promotional labeling and advertising activities to assure that such activities are being conducted in conformity with statutory and regulatory requirements. Failure to adhere to such requirements can result in regulatory actions that could have a material adverse effect on our business, results of operations and financial condition.

Intellectual Property

We obtained a patent from the United States Patent and Trademark Office on our Transdel™ technology in 1998, which affords protection of Transdel™ through 2016. This patent covers composition of matter, methods of use and methods of manufacture. This patent also covers the combination of the Transdel™ proprietary cream formulation with a number of other active drug ingredients. A Canadian patent is pending. At present, our patent strategies and evaluations are ongoing and we plan to file multiple foreign patent applications in the future.

Employees

We currently have 4 employees, including 1 in management, 1 in research and development, 1 in financial accounting and 1 in administration. We currently believe that our employee relations are good.

Facilities

We lease approximately 1,403 square feet of office space in La Jolla, California for $5,121 per month. The current lease term expires on October 15, 2007. We intend to renew the lease prior to the expiration date. This facility serves as our corporate headquarters.

We believe our current facility is adequate for our immediate and near-term needs. Additional space may be required as we expand our activities. We do not currently foresee any significant difficulties in obtaining any required additional facilities. In the opinion of the management, our property is adequately covered by insurance.

Legal Proceedings

To our knowledge, no legal proceedings, government or administrative actions, investigations or claims are currently pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

Forward-Looking Statements

This Current Report on Form 8-K and other written reports and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operation

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control. See “Forward-Looking Statements.” Our actual results may differ materially.

Overview

We are a specialty pharmaceutical company focused on the development and commercialization of topically administered medications. Our lead topical drug candidate, Ketotransdel™, utilizes our proprietary Transdel™ cream formulation to facilitate the passage of ketoprofen, a NSAID, through the epidermis and into underlying tissues. We successfully completed a Phase 1/2 trial for treating soft tissue pain and soreness in a delayed onset muscle soreness model with Ketotransdel™.

Liquidity and Capital Resources

Since inception through June 30, 2007, we have incurred aggregate losses of $3.2 million. These losses are primarily due to general and administrative expenses (which include research and development expenses). Our operations have been financed through capital contributions and the issuance of notes and common stock.

As of June 30, 2007, we had $1.4 million in cash. On September 17, 2007, pursuant to the Private Placement completed immediately following with the Merger, we raised approximately $3.7 million of net proceeds through the issuance of the units and September 18, 2007, we accepted subscriptions for an additional $100,000 of units. We expect that our capital resources will permit us to meet our operational requirements through the first quarter of 2008. This expectation is based on our current operating plan, which may change as a result of many factors. Therefore, to execute our operating plan through fiscal year 2008, additional financing will be required and there can be no assurance that it will be available on terms favorable to us or at all. If adequate financing is not available we may have to delay, postpone or terminate clinical trials and curtail general and administrative operations. The inability to raise additional financing would have a material adverse effect on us.

Research and Development Activities

Our current operating plan is focused on the research and development of our lead drug candidate, Ketotransdel™.

We expect to file the IND application for Ketotransdel™, containing our proposed Phase 3 clinical studies, prior to initiating our trials. At the 2004 Pre-IND meeting with the FDA, the FDA indicated it is possible that a single Phase 3 clinical trial could be designed to address all or most of the issues raised by the FDA relating to the approval of Ketotransdel™. The expected filing of the Phase 3 submission to the FDA will depend on a variety of factors including but not limited to the completion of the manufacturing process for non clinical/clinical supplies, and potentially the completion of the non clinical studies and the generation of data. Issues or problems encountered in any of these areas may result in delays in the filing of the IND for the Phase 3 trials. Our goal is to file with the FDA by the end of 2007 or beginning of 2008. If no major issues are encountered, we anticipate starting our Phase 3 clinical trials as early as the first or second quarter of 2008. The trials could be completed approximately 6-9 months after the start date.

No assurance can be given that the FDA will agree with our proposed clinical trials or non-clinical studies. The FDA may require that we conduct additional clinical trials and non-clinical studies that we do not presently anticipate conducting or to repeat studies that we have already conducted.

Upon FDA approval of Ketotransdel™ for treatment of soft tissue pain and soreness, we intend to pursue FDA approval of Ketotransdel™ for other indications including osteoarthritis. We believe that the clinical success of Ketotransdel™ will facilitate the use of the Transdel™ delivery technology in other products. During 2008, we will be exploring business opportunities for our other programs using the Transdel™ delivery technology.

We believe that our current staff is sufficient to carry out our business plan and we do not expect that the number of our employees will change in the near future.

Off-Balance Sheet Arrangements

Since our inception, except for standard operating leases, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Relating to Our Business

Timing and results of clinical trials to demonstrate the safety and efficacy of products as well as FDA approval of products are uncertain.

We are subject to extensive government regulations. The process of obtaining FDA approval is costly, time consuming, uncertain and subject to unanticipated delays. Before obtaining regulatory approvals for the sale of any of our products, we must demonstrate through preclinical studies and clinical trials that the product is safe and effective for each intended use. Preclinical and clinical studies may fail to demonstrate the safety and effectiveness of a product. Even promising results from preclinical and early clinical studies do not always accurately predict results in later, large scale trials. A failure to demonstrate safety and efficacy would result in our failure to obtain regulatory approvals. Moreover, if the FDA grants regulatory approval of a product, the approval may be limited to specific indications or limited with respect to its distribution, which could limit revenues.

We cannot assure you that the FDA or other regulatory agencies will approve any products developed by us, on a timely basis, if at all, or, if granted, that such approval will not subject the marketing of our products to certain limits on indicated use. Any limitation on use imposed by the FDA or delay in or failure to obtain FDA approvals of products developed by us would adversely affect the marketing of these products and our ability to generate product revenue, as well as adversely affect the price of our common stock.

If we fail to comply with continuing federal, state and foreign regulations, we could lose our approvals to market drugs and our business would be seriously harmed.

Following initial regulatory approval of any drugs we may develop, we will be subject to continuing regulatory review, including review of adverse drug experiences and clinical results that are reported after our drug products become commercially available. This would include results from any post-marketing tests or continued actions required as a condition of approval. The manufacturer and manufacturing facilities we use to make any of our drug candidates will be subject to periodic review and inspection by the FDA. If a previously unknown problem or problems with a product or a manufacturing and laboratory facility used by us is discovered, the FDA or foreign regulatory agency may impose restrictions on that product or on the manufacturing facility, including requiring us to withdraw the product from the market. Any changes to an approved product, including the way it is manufactured or promoted, often require FDA approval before the product, as modified, can be marketed. We and our contract manufacturers will be subject to ongoing FDA requirements for submission of safety and other post-market information. If we and our contract manufacturers fail to comply with applicable regulatory requirements, a regulatory agency may:

•	issue warning letters;

•	impose civil or criminal penalties;

•	suspend or withdraw our regulatory approval;

•	suspend or terminate any of our ongoing clinical trials;

•	refuse to approve pending applications or supplements to approved applications filed by us;

•	impose restrictions on our operations;

•	close the facilities of our contract manufacturers; or

•	seize or detain products or require a product recall.

Additionally, such regulatory review covers a company’s activities in the promotion of its drugs, with significant potential penalties and restrictions for promotion of drugs for an unapproved use. Sales and marketing programs are under scrutiny for compliance with various mandated requirements, such as illegal promotions to health care professionals. We are also required to submit information on our open and completed clinical trials to public registries and databases. Failure to comply with these requirements could expose us to negative publicity, fines and penalties that could harm our business.

If we violate regulatory requirements at any stage, whether before or after marketing approval is obtained, we may be fined, forced to remove a product from the market or experience other adverse consequences, including delay, which would materially harm our financial results. Additionally, we may not be able to obtain the labeling claims necessary or desirable for product promotion.

Delays in the conduct or completion of our clinical and non-clinical trials or the analysis of the data from our clinical or non-clinical trials may result in delays in our planned filings for regulatory approvals, and may adversely affect our business.

We cannot predict whether we will encounter problems with any of our completed or planned clinical or non-clinical studies that will cause us or regulatory authorities to delay or suspend planned clinical and non-clinical studies. Any of the following could delay the completion of our planned clinical studies:

•	failure of the FDA to approve the scope or design of our clinical or non-clinical trials or manufacturing plans;

•	delays in enrolling volunteers in clinical trials;

•	insufficient supply or deficient quality of specific materials or other materials necessary for the performance of clinical or non-clinical trials;

•	negative results of clinical or non-clinical studies; and

•	serious side effects experienced by study participants in clinical trials relating to a specific product.

There may be other circumstances other than the ones described above, over which we may have no control, that could materially delay the successful completion of our clinical and non-clinical studies.

None of our other product candidates have commenced any clinical trials.

None of our product candidates, other than Ketotransdel™, have commenced any clinical trials and there are a number of FDA requirements that we must satisfy in order to commence clinical trials. These requirements will require substantial time, effort and financial resources. We cannot assure you that we will ever satisfy these requirements. In addition, prior to commencing any trials of a drug candidate, we must evaluate whether a market exists for the drug candidate. This is costly and time consuming and no assurance can be given that our market studies will be accurate. We may expend significant capital and other resources on a drug candidate and find that no commercial market exists for the drug.

Even if we do commence clinical trials of our other drug candidates, there are risks and uncertainties associated with such clinical trails.

We have incurred losses in the research of and development of Ketotransdel™ and our Transdel™ technology since inception. No assurance can be given that we will ever generate revenue or become profitable.

Since inception we have recorded operating losses. In addition, we expect to incur increasing operating losses over the next several years as we continue to incur costs for research and development and clinical trials, and in other development activities. Our ability to generate revenue and achieve profitability depends upon our ability, alone or with others, to complete the development of our proposed products, obtain the required regulatory approvals and manufacture, market and sell our proposed products. Development is costly and requires significant investment. In addition, we may choose to license rights to particular drugs. The license fees for such drugs may increase our costs.

We will continue to incur losses as we continue to engage in the development of Ketotransdel™ and develop other products. There can be no assurance that we will ever be able to achieve or sustain market acceptance, profitability or positive cash flow. Our ultimate success will depend on many factors, including whether Ketotransdel™ receives the approval of the FDA. We cannot be certain that we will be able to receive FDA approval for Ketotransdel™, or that we will reach the level of sales and revenues necessary to achieve and sustain profitability. Even with the proceeds from the Private Placement or with additional capital following the Private Placement, we may not be able to execute our current business plan and fund business operations long enough to achieve positive cash flow. Furthermore, we may be forced to reduce our expenses and cash expenditures to a material extent, which would impair our ability to execute our business plan.

As of our last audit at the end of 2006, our independent registered public accounting firm expressed doubt about our ability to continue as a going concern.

There can be no assurance that we will ever be able to achieve or sustain profitability or positive cash flow. Based on our history of losses, our independent registered public accounting firm has stated in their report accompanying their audit of our 2006 year-end financial statements that there was substantial doubt about our ability to continue as a going concern. If we are not able to generate revenue or raise additional capital, we may not be able to continue operating our business.

Once approved, there is no guarantee that the market will accept our products, and regulatory requirements could limit the commercial usage of our products.

Even if we obtain regulatory approvals, uncertainty exists as to whether the market will accept our products or if the market for our products is as large as we anticipate. A number of factors may limit the market acceptance of our products, including the timing of regulatory approvals and market entry relative to competitive products, the availability of alternative products, the price of our products relative to alternative products, the availability of third party reimbursement and the extent of marketing efforts by third party distributors or agents that we retain. We cannot assure you that our products will receive market acceptance in a commercially viable period of time, if at all. We cannot be certain that any investment made in developing products will be recovered, even if we are successful in commercialization. To the extent that we expend significant resources on research and development efforts and are not able, ultimately, to introduce successful new products as a result of those efforts, our business, financial position and results of operations may be materially adversely affected, and the market value of our common stock could decline.

We may be the subject of product liability claims or product recalls, and we may be unable to obtain or maintain insurance adequate to cover potential liabilities.

Our business exposes us to potential liability risks that arise from the testing, manufacturing, marketing and sale of our products. In addition to direct expenditures for damages, settlement and defense costs, there is a possibility of adverse publicity as a result of product liability claims. Product liability is a significant commercial risk for us. Some plaintiffs have received substantial damage awards against pharmaceutical companies based upon claims for injuries allegedly caused by the use of their products. In addition, it may be necessary for us to recall products that do not meet approved specifications, which would also result in adverse publicity, as well as resulting in costs connected to the recall and loss of revenue.

We cannot assure you that a product liability claim or series of claims brought against us would not have an adverse effect on our business, financial condition, and results of operations. If any claim is brought against us, regardless of the success or failure of the claim, we cannot assure you that we will be able to obtain or maintain product liability insurance in the future on acceptable terms or with adequate coverage against potential liabilities or the cost of a recall.

We are in the process of obtaining product liability insurance. However, we cannot assure you that our insurance will provide adequate coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may not be able to maintain current amounts of insurance coverage, obtain additional insurance or obtain insurance at a reasonable cost or in sufficient amounts to protect against losses that could have a material adverse effect on us.

If our patents are determined to be unenforceable, or if we are unable to obtain new patents based on current patent applications or for future inventions, we may not be able to prevent others from using our intellectual property.

Our success will depend in part on our ability to obtain and expand patent protection for our specific products and technologies both in the United States and other countries. We cannot guarantee that any patents will be issued from any pending or future patent applications owned by or licensed to us. Alternatively, a third party may successfully circumvent our patents. Our rights under any issued patents may not provide us with sufficient protection against competitive products or otherwise cover commercially valuable products or processes. In addition, because patent applications in the United States are maintained in secrecy for eighteen months after the filing of the applications, and publication of discoveries in the scientific or patent literature often lag behind actual discoveries, we cannot be sure that the inventors of subject matter covered by our patents and patent applications were the first to invent or the first to file patent applications for these inventions. In the event that a third party has also filed a patent on a similar invention, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office to determine priority of invention, which could result in a loss of our patent position. Furthermore, we may not have identified all United States and foreign patents that pose a risk of infringement.

The use of our technologies could potentially conflict with the rights of others.

The manufacture, use or sale of our proprietary products may infringe on the patent rights of others. If we are unable to avoid infringement of the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In such case, we may be required to alter our products, pay licensing fees or cease activities. If our products conflict with patent rights of others, third parties could bring legal actions against us claiming damages and seeking to enjoin manufacturing and marketing of affected products. If these legal actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture or market the affected products. We may not prevail in any legal action and a required license under the patent may not available on acceptable terms, if at all.

We will be dependent on outside manufacturers for the manufacture of our products; therefore, we will have limited control of the manufacturing process, access to raw materials, timing for delivery of finished products and costs. One manufacturer may constitute the sole source of one or more of our products.

Third party manufacturers will manufacture all of our products pursuant to contractual arrangements. Certain of our manufacturers currently constitute the sole source of one or more of our products. If any of our existing or future manufacturers cease to manufacture or are otherwise unable to deliver any of our products or any of the components of our products, we may need to engage additional manufacturing partners. Because of contractual restraints and the lead-time necessary to obtain FDA approval of a new manufacturer, replacement of any of these manufacturers may be expensive and time consuming and may cause interruptions in our supply of products to customers. As a result, using a new manufacturer could disrupt or delay our ability to supply our products and reduce our revenues.

Because all of our products are manufactured by third parties, we have a limited ability to control the manufacturing process, access to raw materials, the timing for delivery of finished products or costs related to this process. We cannot assure that our contract manufacturers will be able to produce finished products in quantities that are sufficient to meet demand or at all, in a timely manner, which could result in decreased revenues and loss of market share. There may be delays in the manufacturing process over which we will have no control, including shortages of raw materials, labor disputes, backlog and failure to meet FDA standards. Increases in the prices we pay our manufacturers, interruptions in our supply of products or lapses in quality could adversely impact our margins, profitability and cash flows. We are reliant on our third party manufacturers to maintain the facilities at which they manufacture our products in compliance with FDA and other federal, state and/or local regulations. If they fail to maintain compliance with FDA or other critical regulations, they could be ordered to cease manufacturing, which would have a material adverse impact on our business, results of operations and financial condition. In addition to FDA regulation, violation of standards enforced by the Environmental Protection Agency and the Occupational Safety and Health Administration and their counterpart agencies at the state level, could slow down or curtail operations of third party manufacturers.

We also rely on our outside manufacturers to assist us in the acquisition of key documents such as Drug Master Files and other relevant documents that are required by the FDA as part of the drug approval process and post-approval oversight. Failure by our outside manufacturers to properly prepare and retain these documents could cause delays in obtaining FDA approval of our drug candidates.

We are dependent on third parties to conduct clinical trials and non-clinical studies of our drug candidates and to provide services for certain core aspects of our business. Any interruption or failure by these third parties to meet their obligations pursuant to various agreements with us could have a material adverse effect on our business, results of operations and financial condition.

We rely on third parties to conduct clinical and non-clinical studies of our drug candidates and provide us with other services. All third party contractors are subject to FDA requirements. Our business and financial viability are dependent on the regulatory compliance of these third parties, and on the strength, validity and terms of our various contracts with these third parties. Any interruption or failure by these third party contractors to meet their obligations pursuant to various agreements with us could have a material adverse effect on our business, financial condition and results of operations. Any delays that our third-party contractors may experience may be outside our control.

If we are unable to retain our key personnel and continue to attract additional professional staff, we may be unable to maintain or expand our business.

Because of the specialized scientific nature of our business, our ability to develop products and to compete will remain highly dependent, in large part, upon our ability to attract and retain qualified scientific, technical and commercial personnel. The loss of key scientific, technical and commercial personnel, especially our Chief Executive Officer, Juliet Singh, Ph.D. or the failure to recruit additional key scientific, technical and commercial personnel could have a material adverse effect on our business. While we have consulting agreements with certain key individuals and institutions and have employment agreements with our key executives, we cannot assure you that we will succeed in retaining personnel or their services under existing agreements. There is intense competition for qualified personnel in the areas of our activities, and we cannot assure you that we will be able to continue to attract and retain the qualified personnel necessary for the development of our business.

We will need additional financing to execute our business plan and fund operations, which additional financing may not be available.

We have very limited funds. Even with the proceeds of the Private Placement, we will not be able to execute our current business plan and fund business operations long enough to achieve profitability. Our ultimate success will depend upon our ability to raise additional capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

We will be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

Our ability to obtain needed financing may be impaired by such factors as the capital markets, both generally and specifically in the pharmaceutical industry, and the fact that we are not profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

Risks Relating to Our Industry

We face intense competition, in particular from companies that develop rival products to our products and from companies with which we compete to acquire rights to intellectual property assets.

The pharmaceutical industry is intensely competitive, and we face competition across the full range of our activities. If we fail to compete successfully in any of these areas, our business, results of operations and financial condition could be adversely affected. Our competitors include brand name and generic manufacturers of pharmaceuticals specializing in transdermal drug delivery, especially those doing business in the United States. In the market for pain management products, our competitors include manufacturers of over-the-counter and prescription pain relievers. Our other potential drug candidates will also face intense competition from larger and more well established pharmaceutical and biotechnology companies. Many of these competitors have significantly greater financial, technical and scientific resources than we do. In addition to product safety, development and efficacy, other competitive factors in the pharmaceutical market include product quality and price, reputation, service and access to scientific and technical information. It is possible that developments by our competitors will make our products or technologies uncompetitive or obsolete. Because we are smaller than many of our national competitors, we may lack the financial and other resources needed to compete for market share in the pain management sector.

The intensely competitive environment of the pain management products requires an ongoing, extensive search for medical and technological innovations and the ability to market products effectively, including the ability to communicate the effectiveness, safety and value of branded products for their intended uses to healthcare professionals in private practice, group practices and managed care organizations.

We may not be able to keep up with the rapid technological change in the biotechnology and pharmaceutical industries, which could make our products obsolete and reduce our potential revenues.

Biotechnology and related pharmaceutical technologies have undergone and continue to be subject to rapid and significant change. Our future will depend in large part on our ability to maintain a competitive position with respect to these technologies. Any products that we develop may become obsolete before we recover expenses incurred in developing those products, which may require that we raise additional funds to continue our operations.

We currently have no internal sales and marketing resources and may have to rely on third parties in the event that we successfully develop our product candidates into commercial drug products.

To market any of our products in the United States or elsewhere, we must develop internally or obtain access to sales and marketing forces with technical expertise and with supporting distribution capability in the relevant geographic territory.

We may not be able to enter into marketing and distribution arrangements or find a corporate partner for our specific drug candidate or our other specific drug candidates, and we are not likely to be able to market and distribute our products ourselves. If we are not able to enter into a marketing or distribution arrangement or find a corporate partner who can provide support for commercialization of our products as we deem necessary, we may not be able to commercialize our products successfully. Moreover, any new marketer or distributor or corporate partner for our specific combinations, with whom we choose to contract may not establish adequate sales and distribution capabilities or gain market acceptance for our products, if any.

Our ability to generate revenues will be diminished if we fail to obtain acceptable prices or an adequate level or reimbursement from third-party payors.

If we succeed in bringing a specific product to market, we cannot be certain that the products will be considered cost effective and that reimbursement from insurance companies and other third-party payors will be available or, if available, will be sufficient to allow us to sell the products on a competitive basis.

Significant uncertainty exists as to the reimbursement status of newly approved health care products. Third-party payors, including Medicare, are challenging the prices charged for medical products and services. Government and other third-party payors increasingly are attempting to contain health care costs by limiting both coverage and the level of reimbursement for new drugs and by refusing, in some cases, to provide coverage for uses of approved products for disease indications for which the FDA has not granted labeling approval. Third-party insurance coverage may not be available to patients for any products we discover and develop, alone or with collaborators. If government and other third-party payors do not provide adequate coverage and reimbursement levels for our products, the market acceptance of these products may be reduced.

Changes in the healthcare industry that are beyond our control may be detrimental to our business.

The healthcare industry is changing rapidly as the public, governments, medical professionals and the pharmaceutical industry examine ways to broaden medical coverage while controlling the increase in healthcare costs. Potential changes could put pressure on the prices of prescription pharmaceutical products and reduce our business or prospects. We cannot predict when, if any, proposed healthcare reforms will be implemented, and these changes are beyond our control.

Risks Relating to the Common Stock

We may be unable to register all of the common stock included within the units sold in the Private Placement, in which case stockholders will need to rely on an exemption from the registration requirements in order to sell such shares.

We are obligated to file a “resale” registration statement with the SEC that covers all of the common stock included within the units sold in the Private Placement (including the shares of common stock underlying the warrants) within 90 days after the closing of the Private Placement and to use our commercially reasonable efforts to have such “resale” registration statement declared effective by the SEC within 180 days after the closing of the Private Placement. Nevertheless, it is possible that the SEC may not permit us to register all of such shares of common stock for resale. In certain circumstances, the SEC may take the view that the Private Placement requires us to register the issuance of the securities as a primary offering. Without sufficient disclosure of this risk, rescission of the Private Placement could be sought by investors or an offer of rescission may be mandated by the SEC, which would result in a material adverse affect to us. To date, the SEC has not made any formal statements or proposed or adopted any new rules or regulations regarding Rule 415 promulgated under the Securities Act as such rule applies to resale registration statements. However, investors should be aware of the risks that interpretive positions taken with respect to Rule 415 or similar rules or regulations adopted subsequent to the date of this Report could have on the manner in which the common stock may be registered or our ability to register the common stock for resale at all. If we are unable to register some or all of the common stock, such shares would only be able to be sold pursuant to an exemption from registration under the Securities Act, such as Rule 144, that permits the resale of securities following twelve months after the issuance of such securities, subject to certain volume limitations.

We are subject to the reporting requirements of federal securities laws, which can be expensive to comply with.

We are a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent registered public accounting firm certifications required by such act.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if in the past un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our compliance costs in 2007 and beyond and to make certain activities more time consuming and costly. We also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

Mergers of the type we just completed are usually heavily scrutinized by the SEC and we may encounter difficulties or delays in obtaining future regulatory approvals.

Historically, the SEC and Nasdaq have not generally favored transactions in which a privately-held company merges into a largely inactive company with publicly traded stock, and there is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve a listing of shares on one of the Nasdaq Stock Markets or on a national securities exchange. The SEC has adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that we will be scrutinized carefully by the SEC and possibly by the National Association of Securities Dealers or Nasdaq, which could result in difficulties or delays in achieving SEC clearance of any future registration statements, including the registration statement we must file as a result of the Private Placement, or other SEC filings that we may pursue, in attracting NASD-member broker-dealers to serve as market-makers in our stock, or in achieving admission to one of the Nasdaq Stock Markets or any other national securities market. As a consequence, our financial condition and the value and liquidity of our shares may be negatively impacted.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in the pharmaceutical industry;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	additions or departures of key personnel;

•
limited “public float” following the Merger, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

•	sales of our common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship with our contract manufacturers and clinical and non-clinical research organizations;

•	regulatory developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Our common stock may be deemed a “penny stock”, which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $4.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies and (3) to obtain needed capital.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued in the Private Placement upon the effectiveness of the registration statement required to be filed, or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

We may apply the proceeds of the Private Placement to uses that ultimately do not improve our operating results or increase the value of our common stock.

We intend to use the net proceeds from the Private Placement, including proceeds received upon the exercise of any warrants, for professional fees, including costs and expenses incurred in connection with the Private Placement and to complete FDA requirements for approval of Ketotransdel™ including clinical and non-clinical studies, patents, business development, manufacturing of Ketotransdel™ and for general working capital purposes. However, we do not have more specific plans for the net proceeds from the Private Placement and our management will have broad discretion in how we use these proceeds. These proceeds could be applied in ways that do not improve our operating results or otherwise increase the value of our common stock.

As a result of management members being our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of our stockholders.

Our executive management team owns a significant percentage of our common stock. The interests of such persons may differ from the interests of other stockholders. As a result, in addition to their positions in management, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	elect or defeat the election of our directors;

•	amend or prevent amendment of our Certificate of Incorporation or By-laws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	control the outcome of any other matter submitted to the stockholders for vote.

Such person’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of September 19, 2007 regarding the beneficial ownership of our common stock taking into account the consummation of the Merger, the conversion of the Notes, the closing of the Private Placement and the consummation of the Split-Off by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our sole Named Executive Officer; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o 4225 Executive Square, Suite 460, La Jolla, California 92037. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of September 19, 2007, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned(1)
Juliet Singh, Ph.D.	1,953,125		14.5%
Jeffrey J. Abrams, M.D.	1,562,500	(2)	11.6%
Joseph Grasela (3)	1,171,875		8.7%
John C. Grasela (3)	1,171,875		8.7%
All executive officers and directors as a group (4 persons)	3,914,063		29.2%

(1)  Based on 13,427,004 shares of our common stock issued and outstanding.

(2) Includes 1,562,500 shares of common stock held by the Abrams Family Trust with respect to which Jeffrey J. Abrams, M.D. is a trustee.

(3) Joseph Grasela and John C. Grasela are adult siblings living in separate households.

Executive Officers and Directors

The following persons became our executive officers and directors upon effectiveness of the Merger and hold the positions set forth opposite their respective names.

Name	Age	Position
Juliet Singh, Ph.D.	47	Chief Executive Officer, Director
Balbir Brar, D.V.M. Ph.D.	70	Vice President, Research and Development
John T. Lomoro	38	Chief Financial Officer
Jeffrey J. Abrams, M.D.	60	Director

Our directors hold office for one-year terms until the earlier of their death, resignation or removal or until their successors have been elected and qualified. Our officers are elected annually by the board of directors and serve at the discretion of the board.

Biographies

Juliet Singh, Ph.D., has been a director and our chief executive officer since the Merger. Dr. Singh has served as the Chief Executive Officer of Trans-Pharma since 2004. From 2000 to 2003, Dr. Singh was a corporate officer-vice president of regulatory affairs and quality assurance of Collateral Therapeutics, Inc., a developer of non-surgical gene therapy products for the treatment of cardiovascular disease, which was acquired by Schering AG in 2002. From 1996 to 2000, Dr. Singh was the director of worldwide regulatory affairs for Allergan Corporation, where she oversaw the registration of BOTOX™ in the United States, Canada, Europe Asia, and South America. Prior to joining Allergan, Dr. Singh was the assistant director of regulatory affairs for Baxter Healthcare Corp., where she provided leadership in obtaining worldwide regulatory approval for recombinant factor VIII. Dr. Singh holds a Ph.D. in endocrinology from the University of California, Davis.

Balbir Brar, D.V.M., Ph.D., has been our vice president of research and development since the Merger. Dr. Brar has been a consultant to Trans-Pharma since 2004. From 1989 to 2002, Dr. Brar was the Vice President of drug safety and research and development at Allergan Corporation, where he oversaw the construction of a $75 million research and development facility and developed drug safety evaluation programs. He made major contributions to the development and world wide registration of six new drugs including BOTOX™ at Allergan Corporation. From 1986 to 1989, Dr. Brar was a Senior Director of Safety evaluations for Smith Kline Beecham, where he participated in obtaining regulatory approval for Smith Kline Beecham’s first major topical drug Tazarotene. From 1981 to 1986, Dr. Brar was the section head of toxicology at Revlon Pharmaceuticals, where he provided pre-clinical safety data for a number of investigational new drugs. Dr. Brar holds a Doctor of Veterinary Medicine from the Punjab University, India, and a M.S. and Ph.D. from Rutgers, The State University of New Jersey.

John T. Lomoro, CPA, has been our chief financial officer since the Merger and the chief financial officer of Trans-Pharma since September 2007. From 2004 to 2007, Mr. Lomoro was the director of North American accounting for Carl Zeiss Vision Inc., a privately held international optical lens manufacturing and distribution company. From 2003 to 2004, Mr. Lomoro was the manager of financial reporting and planning for dj Orthopedics, Inc., a publicly traded medical device manufacturing company. From 2002 to 2003, Mr. Lomoro was a corporate accounting manager at Wireless Knowledge, Inc. Mr. Lomoro’s experience also includes approximately five years in public accounting as an audit manager at Ernst & Young LLP. Mr. Lomoro received a B.S. degree in accounting from St. Cloud State University of Minnesota.

Jeffrey J. Abrams, M.D., has been a director since the Merger. Dr. Abrams has been a director of Trans-Pharma since 1998. Prior to joining Trans-Pharma, Dr. Abrams was a practicing primary care clinician for over twenty years. Dr. Abrams received a B.A. from the State University of New York at Buffalo, an M.D. from the Albert Einstein College of Medicine and an M.P.H. from San Diego State University.

There are no family relationships among our directors and executive officers.

Executive Compensation

None of our executive officers received compensation in any form over the last two fiscal years.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2006, there were no outstanding equity awards held by our Named Executive Officer.

Employment Agreements

We have entered into an employment agreement with Juliet Singh, Ph.D. to serve as our chief executive officer until her employment is either terminated by us or Dr. Singh. Pursuant to this employment agreement, Dr. Singh is entitled to receive an annual base salary of $195,000, subject to annual reviews by our board of directors. Dr. Singh is also entitled to a performance-based bonus to be comprised of cash and/or equity compensation. If we terminate Dr. Singh’s employment without cause, we will pay Dr. Singh her then current annual base salary for one year, payable in accordance with standard payroll procedures, any earned but unpaid base salary, any unpaid pro rata annual bonus and any amounts necessary to reimburse Dr. Singh for employment related expenses and for unused, but accrued, vacation days.

Director Compensation

Following the Merger, we will grant each of our directors options to purchase 10,000 shares of our common stock upon their initial election or appointment to the board of directors, and options to purchase an additional 10,000 shares of common stock annually upon their reelection to the board of directors. The exercise price of each option shall be equal to the fair market value of our common stock, but not less than $2.00 per share. The options will vest in full on the first anniversary of the date of grant.

Board of Directors and Corporate Governance

Upon the closing of the Merger, Rolf Harms resigned as the sole officer and director of Transdel and simultaneously therewith a new board of directors was appointed consisting of Juliet Singh, Ph.D. and Jeffrey J. Abrams, M.D.

Code of Ethics

We have adopted a written code of ethics that applies to our principal executive officer, principal financial officer or controller, or persons performing similar functions. The code of ethics is filed as exhibit 14.1 to our Annual Report on Form 10-KSB for the fiscal year ended May 31, 2007.

Board Committees

We intend to appoint such persons to the Board of Directors and committees of the Board of Directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a securities exchange. We intend that a majority of our directors will be independent directors, of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-B, as promulgated by the SEC. Additionally, the Board of Directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee, in the near future. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

Stock Incentive Plan

On September 17, 2007, our board of directors and stockholders adopted the 2007 Incentive Stock and Awards Plan (the “Plan”). The purpose of the Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. Under the Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long term incentive awards. The Plan will be administered by our board of directors until such time as such authority has been delegated to a committee of the board of directors. On the closing date of the Merger, certain of our executive officers and directors were granted options to purchase common stock exercisable at $2.00 per share as follows:

Name	Shares	Vesting Schedule	Expiration
Juliet Singh, Ph.D.	200,000	33-1/3% on the one, two and three year anniversaries of the grant date	10 years from date of grant
Balbir Brar, D.V.M., Ph.D.	200,000	33-1/3% on the one, two and three year anniversaries of the grant date	10 years from date of grant
John T. Lomoro	150,000	33-1/3% on the one, two and three year anniversaries of the grant date	10 years from date of grant
Ysabella Fernando	30,000	33-1/3% on the one, two and three year anniversaries of the grant date	10 years from date of grant
Jeffrey J. Abrams, M.D.	10,000	first anniversary of the grant date	10 years from date of grant
Juliet Singh, Ph.D.	10,000	first anniversary of the grant date	10 years from date of grant

Pursuant to the terms of the Private Placement, for one year following the initial closing of the Private Placement we may not issue options to purchase shares of our common stock at an exercise price below $2.00 per share. In addition, for a period of 18 months following the initial closing of the Private Placement, we may not file a registration statement, including, without limitation, a registration statement on Form S-8, covering the resale of any shares of common stock issued pursuant to an employee benefit plan.

Furthermore, we issued a restricted stock grant issued to Balbir Brar, D.V.M., Ph.D. for 195,313 shares of our common stock, which shares are subject to forfeiture for a period of 18 months following the Merger in the event that we terminate Dr. Brar for cause or he resigns for any reason other than good reason.

Certain Relationships and Related Transactions

On August 25, 2005, Trans-Pharma borrowed $36,500 from Dr. Abrams and issued Dr. Abrams a convertible promissory note in the original principal amount of $36,500 and warrants to purchase 36,500 shares of Trans-Pharma’s common stock at an exercise price of $0.001 per share, which following the Merger would be equivalent to warrants to purchase 5,703 shares of our common stock at an exercise price of $0.007. On May 7, 2007, Dr. Abrams forgave the principle amount of the convertible promissory note and all accrued interest thereon and agreed to the cancellation of the warrant. Dr. Abrams did not receive any shares of common stock or other consideration in exchange for the forgiving the promissory note or the cancellation of the warrant. The principal amount of the note and accrued interest forgiven was recorded as additional paid in capital.

On August 25, 2005, Trans-Pharma borrowed $5,000 from Dr. Singh and issued Dr. Singh a convertible promissory note in the original principal amount of $5,000 and warrants to purchase 5,000 shares of Trans-Pharma’s common stock at an exercise price of $0.001 per share, which following the Merger would be equivalent to warrants to purchase 781 shares of our common stock at an exercise price of $0.007. On May 7, 2007, Dr. Singh forgave the principle amount of the convertible promissory note and all accrued interest thereon and agreed to the cancellation of the warrant. Dr. Singh did not receive any shares of common stock or other consideration in exchange for the forgiving the promissory note or the cancellation of the warrant. The principal amount of the note and accrued interest forgiven was recorded as additional paid in capital.

On January 10, 2007, Balbir Brar, D.V.M., Ph.D. purchased 900,000 shares of Trans-Pharma’s common stock pursuant to a Restricted Stock Purchase Agreement for an aggregate purchase price of $9,000. In connection with the Merger, these 900,000 shares of Trans-Pharma’s common stock converted into 140,625 shares of Transdel’s common stock.

On February 27, 2007, the Abrams Family Trust, with respect to which Jeffrey J. Abrams, M.D. is a trustee, purchased 6,000,000 shares of Trans-Pharma’s common stock pursuant to a Restricted Stock Purchase Agreement for an aggregate purchase price of $6,000. In connection with the Merger, these 6,000,000 shares of Trans-Pharma’s common stock converted into 937,500 shares of Transdel’s common stock.

On March 20, 2007, Juliet Singh, Ph.D. purchased 8,000,000 shares of Trans-Pharma’s common stock pursuant to a Restricted Stock Purchase Agreement for an aggregate purchase price of $8,000, which was paid by the cancellation of indebtedness in the amount of $8,000 owed to Dr. Singh. In connection with the Merger, these 8,000,000 shares of Trans-Pharma’s common stock converted into 1,250,000 shares of Transdel’s common stock.

Board Independence

We do not believe that either of our directors is an “independent director,” as that term is defined by applicable listing standards of The NASDAQ Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities

Sales by Trans-Pharma

Trans-Pharma completed the offering of $1.5 million of the Notes to 14 accredited investors on June 19, 2007. Trans-Pharma completed this offering pursuant to the Section 4(2) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. Immediately following the closing of the Merger, the Notes, plus all unpaid accrued interest, were assumed by Transdel and subsequently converted into 1,530,177 shares of Transdel’s common stock.

Trans-Pharma sold 25,500,000 shares of its common stock to a total of 7 purchasers consisting of existing shareholders and management during the first quarter of 2007. The total amount that Trans-Pharma received from this offering was $25,500. Trans-Pharma completed this offering pursuant to the Section 4(2) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. In connection with the Merger, the 25,500,000 shares of Trans-Pharma’s common stock converted into 3,984,375.

Sales by Transdel

On September 17, 2007, we accepted subscriptions for a total of 39.9 units in the Private Placement, consisting of an aggregate of 1,996,834 shares of the our common stock and warrants to purchase an aggregate of 499,208 shares of common stock at an initial cash exercise price of $4.00 per share and an initial cashless exercise price of $5.00 per share, for a per unit purchase price of $100,000. We received gross proceeds from such closing of the Private Placement of $3,951,667. In addition, on September 18, 2007, we accepted subscriptions for an additional 1 unit in the Private Placement for gross proceeds of $100,000.

The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

In connection with the Private Placement, we paid WFG Investments, Inc., Granite Financial Group, Inc. and Palladium Capital Advisors, LLC (together, the “Placement Agents”) placement agent fees of $115,500, $28,000 and $14,000, respectively, (equal to 7% of the aggregate purchase price of units sold to investors in the Private Placement through the Placement Agents) and issued the Placement Agents three-year warrants to purchase an aggregate of 33,750 shares of our common stock (equal to 3% of the common stock on which the cash fee is payable), at an initial cash exercise price of $4.00 per share and an initial cashless exercise price of $5.00 per share. Granite Financial Group, Inc. and Palladium Capital Advisors, LLC used the cash fees to purchase an aggregate of 0.42 of one unit in the Private Placement. Granite Financial Group, Inc. and Palladium Capital Advisors, LLC did not receive any cash fee or warrants in connection with their own investment in us.

On September 12, 2004, we issued a total of 5,550,007 shares of our common stock to Rolf Harms as founders’ shares pursuant to an exemption from registration under Section 4(2) of the Securities Act.

We completed an offering of 1,849,993 shares of our common stock at a price of $0.0432 per share to a total of 41 purchasers in March 2006. The total amount we received from this offering was $80,000. We completed this offering pursuant Rule 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Description of Capital Stock

Authorized Capital Stock

We have authorized 55,000,000 shares of capital stock, par value $0.001 per share, of which 50,000,000 are shares of common stock and 5,000,000 are shares of “blank-check” preferred stock.

Capital Stock Issued and Outstanding

After giving effect to the issuance of 40.9 units in the Private Placement, the conversion of the Notes, the Split-Off, the grant of new options under the Plan and the warrants issued in connection with the Private Placement, there are issued and outstanding securities of the Company on a fully diluted basis:

•	13,427,004 shares of common stock;

•	no shares of preferred stock;

•	options to purchase an aggregate of 600,000 shares of common stock issued under the Plan immediately following the Merger with an exercise price of $2.00 per share; and

•
Warrants to purchase 545,458 shares of common stock, of which includes (i) warrants to purchase 511,708 shares of common stock were issued to investors in the Private Placement at an initial cash exercise price of $4.00 per share and an initial cashless exercise price of $5.00 per share and (ii) warrants to purchase 33,750 shares of common stock were issued to placement agents in connection with the Private Placement.

Common Stock

We are authorized to issue 50,000,000 shares of common stock. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any preferred stock, amendments to our Amended and Restated Certificate of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by the board of directors from time to time, the holders of common stock will be entitled to such cash dividends as may be declared, if any, by the board of directors from funds available. Subject to any preferential rights of any outstanding series of preferred stock, upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to receive pro rata all assets available for distribution to such holders.

Preferred Stock

We are authorized to issue 5,000,000 shares of “blank check” preferred stock, none of which as of the date hereof is designated or outstanding. The board of directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations, or restrictions or any unissued series of preferred stock.

Description of Options

We granted options to purchase 600,000 shares of our common stock to certain of our executive officers, directors and employees, effective upon the closing of the Merger. All such options were issued pursuant to the Plan and are exercisable when vested at a price of $2.00 per share.

Description of Warrants

We issued five-year warrants to purchase 511,708 shares of our common stock, at an initial cash exercise price of $4.00 per share and an initial cashless exercise price of $5.00 per share, to investors purchasing units in the Private Placement. In addition, we also issued a three year warrant to the Placement Agents to purchase an aggregate of 33,750 shares of our common stock, at an initial cash exercise price of $4.00 per share and an initial cashless exercise price of $5.00 per share, in connection with its efforts as a placement agent in connection with the Private Placement.

The exercise price and number of shares of our common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. In addition, in the event that we issue shares of our common stock at a price per share below $2.00 or securities exercisable for or convertible into shares of common stock at an effective exercise or conversion price below $2.00 per share during the period commencing on the initial closing date of the Private Placement until the date a registration statement covering the resale of the shares underlying the warrants is declared effective by the SEC, then the cash exercise price of the warrants shall be automatically reduced to 200% of the sub-$2.00 price and the cashless exercise price of the warrants shall be automatically reduced to become 250% of the sub-$2.00 price.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we may, in our discretion, upon exercise, round up to the nearest whole number the number of shares of our common stock to be issued to the warrant holder or otherwise equitably adjust the exercise and exercise price per share.

We may redeem all, but not less than all, of the unexercised warrants included within the units sold in the Private Placement, for $0.001 per share of common stock underlying the warrants, upon 10 days prior written notice to the holders (the “Redemption Period”); provided that (i) the closing sale price of our common stock on the principal trading market where the common stock is approved for quotation or principal national securities exchange where the common stock is listed exceeds $6.00 per share for 10 consecutive trading days and (ii) there is an effective registration statement covering the resale of the shares of common stock underlying the warrants for the entire Redemption Period. The holders may exercise the warrants during the Redemption Period. Upon redemption of the warrants, the holders will have no further rights with respect to the unexercised warrants, except the right to receive the redemption price.

Registration Rights

Private Placement

We have agreed to file, within 90 days of the final closing date of the Private Placement, a registration statement (the “Registration Statement”) registering for resale (i) the shares of common stock included in the units sold in the Private Placement, (ii) the shares of common stock underlying the warrants included in the units sold and (iii) the shares of common stock underlying the warrants issued to the Placement Agents in connection with the Private Placement, consistent with the terms and provisions of the Registration Rights Agreement from the Private Placement, attached hereto as Exhibit 10.3. We will use reasonable efforts to cause the Registration Statement to be declared effective by the SEC no later than 180 days after the final closing date filed. We have agreed to maintain the effectiveness of the Registration Statement until the earlier of (i) the date on which all of the registrable shares may be resold by the selling stockholders thereunder without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) 18 months following the final closing date of the Private Placement. We have agreed to pay monetary penalties equal to one percent (1.00%) of the gross proceeds of the Private Placement for each full month that, among other things, (i) we are late in filing the Registration Statement or (ii) the Registration Statement is late in being declared effective; provided, that the aggregate of any such penalties shall not exceed six percent (6%) of the gross proceeds of the Private Placement. However, we shall not be obligated to pay any such liquidated damages if we are unable to fulfill our registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415,” provided we register at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

Notes

Pursuant to the terms of the Notes, we agreed that should we propose to file a resale registration statement under the Securities Act at any time on or before May 25, 2012 to register any of our securities under the Securities Act for sale to the public, whether for our own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another similar form), then we would agree to register for resale in such registration statement the common stock issued upon conversion of the Notes, subject to customary issuer, placement agent and underwriter cutbacks.

Lock-up Agreements

We have obtain signed lock-up agreements from each of Trans-Pharma’s former stockholders, together with each of our officers, directors and holders of 10% or more of our common stock, pursuant to which they may not, subject to certain exemptions, sell or otherwise transfer any shares of our common stock, whether now owned or subsequently acquired, for a period of 18 months following the final closing date of the Private Placement.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’’ for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a ‘‘business combination’’ includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an ‘‘interested stockholder’’ is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Future Stock Issuances

Pursuant to the Subscription Agreement from the Private Placement, from the initial closing date of the Private Placement until the earlier of (i) September 17, 2008 and (ii) the date that the SEC declared a registration statement effective that registers the resale of the common stock issued in the Private Placement and the common stock underlying the warrants issued in the Private Placement, should we issue or sell any shares of any class of common stock or any warrants or other convertible security pursuant to which shares of any class of our common stock may be acquired at a price less than $2.00 per share, subject to certain exemptions, we shall promptly issue additional shares to each investor in the Private Placement in an amount sufficient that the subscription price paid in the Private Placement, when divided by the total number of shares issued will result in an actual price paid by each investor per share equal to such lower price.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the NASD under the symbol TDLP.OB, but is not trading. As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the American Stock Exchange or The Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved.

The transfer agent for our common stock is American Registrar & Transfer Co. We will serve as warrant agent for the outstanding warrants.

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective as of September 17, 2007, we dismissed Webb & Company, P.A. (“Webb”) as our independent accountants. Webb had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Webb is that, following the consummation of the Merger on September 17, 2007 (i) the former stockholders of Trans-Pharma owned a majority of the outstanding shares of our common stock and (ii) our primary business unit became the business previously conducted by Trans-Pharma. The independent registered public accountant of Trans-Pharma was the firm of KMJ | Corbin & Company LLP (“KMJ”). We believe that it is in our best interest to have KMJ continue to work with our business, and we therefore retained KMJ as our new independent registered accounting firm, effective as of September 17, 2007. KMJ has offices in Carlsbad and Irvine, California.

The report of Webb on our May 31, 2007 financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern. The decision to change accountants was approved by our board of directors on September 17, 2007.

During our two most recent fiscal years and through the date of dismissal on September 17, 2007, there were no disagreements with Webb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Webb, would have caused it to make reference to the matter in connection with its reports.

We had made the contents of this Current Report available to Webb and requested it to furnish a letter addressed to the SEC as to whether Webb agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information. A copy of Webb’s letter to the SEC is included as Exhibit 16.1 to this Current Report.

As of September 17, 2007, KMJ was engaged as our new independent registered public accounting firm. The appointment of KMJ was approved by our board of directors. During our two most recent fiscal years and the subsequent interim periods through September 17, 2007 (the date of engagement of KMJ), we did not consult KMJ regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

Item 5.01      Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Transdel’s sole officer and director resigned as of September 17, 2007, effective upon the closing of the Merger. Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 17, 2007, our board of directors approved a change in our fiscal year from a fiscal year ending May 31 to a fiscal year ending on December 31. The change in our fiscal year will take effect on September 17, 2007 and, therefore, there will be no transition period in connection with this change of fiscal year-end. Our 2007 fiscal year will end on December 31, 2007.

Item 5.06 Change in Shell Company Status

As a result of the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), (i) Trans-Pharma’s audited financial statements for the fiscal years ended December 31, 2005 and 2006, and (ii) Trans-Pharma’s unaudited financial statements for the six-month interim periods ended June 30, 2007 and 2006 are filed in this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

(b) Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 17, 2007, by and among Transdel Pharmaceuticals, Inc., Trans-Pharma Corporation and Trans-Pharma Acquisition Corp.
2.2	Certificate of Merger, dated September 17, 2007, merging Trans-Pharma Acquisition Corp. with and into Trans-Pharma Corporation
2.3	Articles of Merger, dated September 17, 2007, merging Trans-Pharma Acquisition Corp. with and into Trans-Pharma Corporation
3.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 13, 2007)
3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed September 13, 2007)
10.1	Form of Subscription Agreement

10.2	Form of Warrant
10.3	Form of Registration Rights Agreement
10.4	Form of Lockup Agreement
10.5	Placement Agent Agreement, dated September 17, 2007, between Trans-Pharma Corporation and Granite Financial Group, LLC

10.6	Placement Agent Agreement, dated September 17, 2007, between Trans-Pharma, Inc. and WFG Investments, Inc.
10.7	Placement Agent Agreement, dated September 17, 2007, by and between Trans-Pharma Corporation and Palladium Capital Advisors, LLC
10.8	Form of Directors and Officers Indemnification Agreement
10.9	Assignment of Employment Agreement, dated September 17, by and among Trans-Pharma Corporation, Transdel Pharmaceuticals, Inc. and Juliet Singh, Ph.D.
10.10	Employment Agreement, dated June 27, 2007, by and between Trans-Pharma Corporation and Juliet Singh, Ph.D.
10.11	Transdel Pharmaceuticals, Inc. 2007 Incentive Stock and Awards Plan
10.12	Form of 2007 Incentive Stock Option Agreement
10.13	Form of 2007 Non-Qualified Stock Option Agreement
16	Letter of Webb & Company, P.A.
21	List of Subsidiaries
99.1	Trans-Pharma Corporation financial statements for the fiscal years ended December 31, 2006 and 2005
99.2	Trans-Pharma Corporation unaudited financial statements for the six months ended June 30, 2007 and 2006
99.3	Pro forma unaudited combined financial statements for the period ended June 30, 2007 and for the period ended December 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 21, 2007

Transdel Pharmaceuticals, Inc.

	By:	/s/ Juliet Singh, Ph.D.
Juliet Singh, Ph.D.
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 17, 2007, by and among Transdel Pharmaceuticals, Inc., Trans-Pharma Corporation and Trans-Pharma Acquisition Corp.
2.2	Certificate of Merger, dated September 17, 2007, merging Trans-Pharma Acquisition Corp. with and into Trans-Pharma Corporation
2.3	Articles of Merger, dated September 17, 2007, merging Trans-Pharma Acquisition Corp. with and into Trans-Pharma Corporation
3.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 13, 2007)
3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed September 13, 2007)
10.1	Form of Subscription Agreement

10.2	Form of Warrant
10.3	Form of Registration Rights Agreement
10.4	Form of Lockup Agreement
10.5	Placement Agent Agreement, dated September 17, 2007, between Trans-Pharma Corporation and Granite Financial Group, LLC
10.6	Placement Agent Agreement, dated September 17, 2007, between Trans-Pharma, Inc. and WFG Investments, Inc.
10.7	Placement Agent Agreement, dated September 17, 2007, by and between Trans-Pharma Corporation and Palladium Capital Advisors, LLC
10.8	Form of Directors and Officers Indemnification Agreement
10.9	Assignment of Employment Agreement, dated September 17, by and among Trans-Pharma Corporation, Transdel Pharmaceuticals, Inc. and Juliet Singh, Ph.D.
10.10	Employment Agreement, dated June 27, 2007, by and between Trans-Pharma Corporation and Juliet Singh, Ph.D.
10.11	Transdel Pharmaceuticals, Inc. 2007 Incentive Stock and Awards Plan
10.12	Form of 2007 Incentive Stock Option Agreement
10.13	Form of 2007 Non-Qualified Stock Option Agreement

16	Letter of Webb & Company, P.A.
21	List of Subsidiaries
99.1	Trans-Pharma Corporation financial statements for the fiscal years ended December 31, 2006 and 2005
99.2	Trans-Pharma Corporation unaudited financial statements for the six months ended June 30, 2007 and 2006
99.3	Pro forma unaudited combined financial statements for the period ended June 30, 2007 and for the period ended December 31, 2006